Exhibit (10)(A)

SUTHERLAND ASBILL & BRENNAN LLP 700 Sixth Street, NW, Suite 700 Washington, DC 20001-3980 202.383.0100 Fax 202.637.3593 www.sutherland.com

STEPHEN E. ROTH

DIRECT LINE: 202.383.0158

E-mail: steve.roth@sutherland.com

April 23, 2014

Board of Trustees

Teachers Insurance and Annuity Association of America

TIAA Separate Account VA-3

730 Third Avenue

New York, New York 10017-3206

RE:	TIAA Separate Account VA-3

Registration Statement on Form N-4

File Nos. 333-134820 / 811-21907

Ladies and Gentlemen:

We hereby consent to the reference to our name under the heading “Legal Matters” in the Statement of Additional Information filed as part of Post-Effective Amendment No. 9 to the Form N-4 registration statement for TIAA Separate Account VA-3 (File No. 333-134820). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ Stephen E. Roth
Stephen E. Roth

SER/ka

ATLANTA            AUSTIN             HOUSTON            NEW YORK            SACRAMENTO            WASHINGTON DC